                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

To the Board of Directors of
J. C. Penney Company, Inc.

We consent to incorporation by reference herein of our reports dated February 27, 1997 relating to the consolidated financial statements and financial statement schedule of J. C. Penney Company, Inc. and subsidiaries and the financial statements of J. C. Penney Funding Corporation as of January 25, 1997, January 27, 1996, and January 28, 1995, and for each of the years in the three-year period ended January 25, 1997.

Our report covering the consolidated financial statements of J. C. Penney Company, Inc. and subsidiaries refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived
     ---------------------------------------------------------------------
Assets to Be Disposed Of, in 1995 and Statement of Financial Accounting
------------------------
Standards No. 115, Accounting for Certain Investments in Debt and Equity
                   -----------------------------------------------------
Securities, in 1994.
----------


                                        /s/ KPMG PEAT MARWICK LLP


Dallas, Texas
May 16, 1997